Exhibit 23.2
CONSENT OF VIRCHOW KRAUSE VALUATION, LLC
     We consent to the incorporation by reference in this Annual Report on Form 10-K filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, of the references to our firm under the captions “Experts,” “Compensation Discussion and Analysis,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Consolidated Financial Statements” in the Registration Statement on Form S-1 (No. 333.146219) and related Prospectus. In giving such consent, we do not hereby admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are the experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.
/s/   VIRCHOW KRAUSE VALUATION, LLC
Madison, Wisconsin
March 19, 2008